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POCC                                                              Exhibit 10.130
Penn Octane Corporation
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July 22, 1999


Mr. Joseph Castle
President
Castle Energy Corporation
One Radnor Corporate Center, Suite 250
100 Matsonford Road
Radnor, PA 19087

Via Facsimile
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Dear Joe:

         This letter will confirm Castle Energy Corporation's ("CEC") decision to convert $100,000 of the principal amount of note receivable due June 30, 1999, from Penn Octane Corporation into new shares of common stock of Penn Octane Corporation. The conversion rate shall be one (1) share for each $1.50 of principal amount of indebtedness (total of 66,667 shares). The anticipated date of closing is July 29, 1999. Any interest accrued and unpaid as of July 29, 1999 shall be paid on July 29, 1999.

         Please acknowledge your agreement with the above by signing below and returning a faxed copy to 562 929-1921.

         Regards,

         /s/IAN T. BOTHWELL
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         Ian T. Bothwell

Accepted and Agreed to this 26th day of July, 1999

By:/s/Joseph Castle
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Name: Castle

cc: J.B. Richter
    R. Staedtler